UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials


                         First Federal Bankshares, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                         First Federal Bankshares, Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

                                      N/A
________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

                                      N/A
________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                                      N/A
________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

                                      N/A
________________________________________________________________________________
5)   Total fee paid:

                                      N/A
________________________________________________________________________________
     [_]  Fee paid previously with preliminary materials:

                                      N/A
________________________________________________________________________________
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

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          2)   Form, Schedule or Registration Statement No.:

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          3)   Filing Party:

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          4)   Date Filed:

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________________________________________________________________________________

September 25, 2000

Dear Fellow Stockholder:

         On behalf of the Board of Directors and management of First Federal Bankshares, Inc. (the "Company"), I cordially invite you to attend the 2000 Annual Meeting of Stockholders. The meeting will be held at 9:00 a.m., Iowa time on October 26, 2000 at the Marina Inn, 4th & B Streets, South Sioux City, Nebraska.

         The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the meeting we will also report on the Company's fiscal 2000 financial and operating performance.

         An important aspect of the meeting process is the stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process. Stockholders are being asked to consider and vote upon the proposals to elect four directors of the Company and to ratify the appointment of independent auditors of the Company for the fiscal year ending June 30, 2001. The Board has carefully considered these proposals and believes that their approval is in the best interests of the Company and its stockholders. Accordingly, your Board of Directors unanimously recommends that you vote for each of these proposals.

         I encourage you to attend the meeting in person. Whether or not you attend the meeting, I hope that you will read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the postage prepaid envelope provided. Returning a properly executed and dated proxy card will save the Company additional expense in soliciting proxies and will ensure that your shares are represented. Please note that you may vote in person at the meeting even if you have previously returned the proxy.

         Thank you for your attention to this important matter.

                                         Sincerely,

                                         /s/ Barry Backhaus

                                         Barry Backhaus
                                         President and Chief Executive Officer

                         FIRST FEDERAL BANKSHARES, INC.
                                329 Pierce Street
                             Sioux City, Iowa 51101
                                 (712) 277-0200

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To be Held on October 26, 2000

     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of First Federal Bankshares, Inc. will be held at the Marina Inn, 4th & B Streets, South Sioux City, Nebraska at 9:00 a.m., Iowa time, on October 26, 2000.

     A Proxy Card and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

     1.   The election of four directors of the Company;

     2. The ratification of the appointment of KPMG LLP as the auditors of the Company for the fiscal year ending June 30, 2001;

and such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on September 13, 2000 (the "Record Date") are the stockholders entitled to vote at the Meeting and any adjournments thereof.

     You are requested to complete and sign the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    /s/ Suzette F. Hoevet

                                    Suzette F. Hoevet
                                    Secretary

Sioux City, Iowa
September 25, 2000

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                         First Federal Bankshares, Inc.
                                329 Pierce Street
                             Sioux City, Iowa 51101
                                 (712) 277-0200

                         ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held October 26, 2000

     This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of First Federal Bankshares, Inc. (the "Company"), the parent company of First Federal Bank (the "Bank" or "First Federal"), of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the Marina Inn, 4th & B Streets, South Sioux City, Nebraska on October 26, 2000, at 9:00 a.m., Iowa time, and all adjournments of the Meeting. The accompanying Notice of Annual Meeting and this Proxy Statement are first being mailed to stockholders on or about September 25, 2000.

     At the Meeting, stockholders of the Company are being asked to consider and vote upon the proposals to elect four directors of the Company and to ratify the appointment of KPMG LLP as auditors of the Company for the fiscal year ending June 30, 2001.

Vote Required and Proxy Information

     All shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the proposals set forth in this Proxy Statement. The Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

     The holders of a majority of all of the shares of the Company's Common Stock entitled to vote at the Meeting, present in person or by proxy, shall constitute a quorum for all purposes. Abstentions and broker non-votes are counted for purposes of determining a quorum.

     As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote FOR the election of the nominees proposed by the Board, or to WITHHOLD AUTHORITY to vote for one or more of the nominees being proposed. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld.

     As to the ratification of the appointment of KPMG LLP as independent auditors of the Company, by checking the appropriate box, a stockholder may: (i) vote FOR the item; (ii) vote AGAINST the item; or (iii) ABSTAIN from voting on the item. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, the ratification of this matter shall be determined by a majority of the votes cast without regard to broker non-votes or proxies marked ABSTAIN.

     Proxies solicited hereby will be returned to the Company and will be tabulated by Inspectors of Election designated by the Board of Directors.

     A proxy given pursuant to the solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Suzette F. Hoevet, Secretary, First Federal Bankshares, Inc., 329 Pierce Street, Sioux City, Iowa 51101.

     In accordance with the provisions of the Company's Certificate of Incorporation, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary or desirable to implement the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

Voting Securities and Certain Holders Thereof

     Stockholders of record as of the close of business on September 13, 2000 will be entitled to one vote for each share of Common Stock then held. As of that date, the Company had 4,690,161 shares of Common Stock issued and outstanding. The following table sets forth information as of September 13, 2000 regarding share ownership of those persons or entities known by management to own beneficially more than five percent of the Common Stock and of all directors and executive officers of the Company and the Bank as a group. This information is based solely upon information supplied to the Company and the filings required pursuant to the Securities Exchange Act of 1934.

                                                      Shares
                                                   Beneficially       Percent
          Beneficial Owner                            Owned           of Class
-----------------------------------------------    ------------      ----------
First Federal Employee Stock Ownership Plan (1)      296,298            6.32%
329 Pierce Street
Sioux City, Iowa 51101

Directors and executive officers of the Company      422,887(2)         9.02%
  as a group (11 persons)

------------
(1) The amount reported represents shares held by the Employee Stock Ownership Plan ("ESOP"), 124,763 shares of which have been allocated to accounts of participants. First Bankers Trust Company, N.A. of Quincy, Illinois, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to accounts of participants. Participants in the ESOP are entitled to instruct the trustee as to the voting of shares allocated to their accounts under the ESOP. Unallocated shares held in the ESOP's suspense account are voted by the trustee in the same proportion as allocated shares voted by participants.

(2) Amount includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, shares held in a fiduciary capacity or by certain family members, with respect to which shares the group members may be deemed to have sole or shared voting and/or investment power. The amount above excludes options which do not vest within 60 days of September 13, 2000.

                       PROPOSAL I - ELECTION OF DIRECTORS

     The Company's Board of Directors is presently composed of 10 members, each of whom is also a director of the Bank. The Directors are divided into three classes. Directors of the Company are generally elected to serve for three-year terms which are staggered to provide for the election of approximately one-third of the directors each year.

     The following table sets forth certain information regarding the Company's Board of Directors, including their terms of office and nominees for election as directors. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Meeting for the election of the nominees identified in the following table. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominee might be unable to serve, if elected. Except as described herein, there are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.

                                                                                      Current     Shares of Common
                            Age at                                                     Term      Stock Beneficially       Percent
                           June 30,                                      Director       to            Owned at              of
      Name(1)                2000       Position(s) Held                 Since(2)     Expire     September 13, 2000(3)     Class
------------------        ---------     -----------------                --------     -------    ---------------------  ----------

                                                    NOMINEES FOR TERMS TO EXPIRE IN 2003

Jon G. Cleghorn               58       Executive Vice President,           1997        2000            67,497(4)           1.44%
                                       Chief Operating Officer and
                                       Director
Steven L. Opsal               46       Executive Vice President            1998        2000            46,562(5)            *
                                       and Director
David Van Engelenhoven        57       Director                            1993        2000             6,813(6)            *


                                                    NOMINEE FOR TERM TO EXPIRE IN 2001

Dr. Nancy A. Boysen           71       Director                            1979        2000            22,215(6)            *


                                                      DIRECTORS CONTINUING IN OFFICE

Barry E. Backhaus             55       President, Chief Executive          1987        2001            99,902(7)           2.13%
                                       Officer and Chairman of
                                       the Board
David S. Clay                 42       Director                            1998        2001            13,614(8)            *
Gary L. Evans                 61       Director                            1989        2002            20,926(9)            *
Allen J. Johnson              61       Director                            1993        2002             9,630(6)            *
Harland D. Johnson            70       Director                            1979        2002            49,511(6)           1.06%
Dennis B. Swanstrom           57       Director                            1993        2001            16,301(6)            *

--------------
* Less than 1%.

(1) The mailing address for each person listed is 329 Pierce Street, Sioux City, Iowa 51101.

(2) Reflects initial appointment to the Board of Directors of the Bank or its mutual predecessor, First Federal Savings and Loan Association of Sioux City, as the case may be.

(3) Includes all shares of Common Stock held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the executive officers and directors effectively exercise sole or shared voting and/or investment power.

(4) Includes 4,357 and 5,000 shares subject to options under the 1992 and 1999 Stock Option Plans, respectively, that vest within 60 days of the Record Date.

(5) Includes 6,587 and 5,000 shares subject to options under the 1992 and 1999 Stock Option Plans, respectively, that vest within 60 days of the Record Date.

(6) Includes 1,000 shares subject to options under the 1999 Stock Option Plan that vest within 60 days of the Record Date.

(7) Includes 7,388 and 8,000 shares subject to options under the 1992 and 1999 Stock Option Plans, respectively, that vest within 60 days of the Record Date.

(8) Includes 823 and 1,000 shares subject to options under the 1992 Directors' Plan and the 1999 Stock Option Plan, respectively, that vest within 60 days of the Record Date.

(9)  Includes  3,903  and  1,000  shares  subject  to  options  under  the  1992
     Directors' Plan and the 1999 Stock Option Plan, respectively, that vest within 60 days of the Record Date.

     The business experience of each director and director nominee is set forth below. All directors have held their present positions for at least the past five years, except as otherwise indicated.

Board of Directors

     Barry E. Backhaus has been President and Chief Executive Officer of the Bank since 1990 and Chairman of the Board since 1997; he has been affiliated with the Bank since 1969. Mr. Backhaus has been President, Chief Executive Officer and Chairman of the Board of the Company since its formation in 1998.

     Dr. Nancy A. Boysen is a homemaker.

     David S. Clay is Vice President and Treasurer of Grinnell College, Grinnell, Iowa.

     Jon G. Cleghorn has been Executive Vice President of the Bank since 1990 and has been affiliated with the Bank in various capacities since 1974. Mr. Cleghorn has been Executive Vice President and Chief Operating Officer of the Company since its formation in 1998.

     Gary L. Evans is President and Chief Executive Officer of Sioux Honey Association.

     Allen J. Johnson is President and Chief Executive Officer of Great West Casualty Company, a property and casualty company located in South Sioux City, Nebraska.

     Harland D. Johnson is the retired owner/operator of Johnson Hardware, a retail hardware store.

     Steven L. Opsal is Executive Vice President of the Bank. Mr. Opsal was previously the President and Chief Executive Officer of Grinnell Federal Savings Bank and GFS Bancorp, Inc. prior to their merger into the Bank. Mr. Opsal has been Executive Vice President of the Company since its formation in 1998.

     Dennis B. Swanstrom is the retired Group Commander of the 185th Fighter Group of the Iowa Air National Guard.

     David Van Engelenhoven is the owner of Van Engelenhoven Agency, Inc., an insurance agency located in Orange City, Iowa.

Executive Officer Who Is Not A Director

     Executive officers of the Company are elected annually by the Board of Directors of the Company. The business experience of the executive officer who is not also a director is set forth below.

     Sandra Sabel is the Senior Vice President of the Company. Ms. Sabel has served in this position since the formation of the Company in 1998. Ms. Sabel also serves as Senior Vice President of the Bank and has served in this position since 1990.

Meetings and Committees of the Board of Directors

     The business of the Company's Board of Directors is conducted through meetings and activities of the Board and its committees. During the fiscal year ended June 30, 2000, the Board of Directors held 12 regular meetings. During the fiscal year ended June 30, 2000, no directors attended fewer than 75 percent of the total meetings of the Board of Directors and committees on which such director served.

     The Board of Directors of the Company maintains an Audit Committee and a Compensation and Benefits Committee. The Bank maintains a Loan Committee and an Audit Committee.

     The Compensation and Benefits Committee consists of Directors Barry E. Backhaus, Dr. Nancy A. Boysen, Allen J. Johnson and Steven L. Opsal. The
Committee meets to review the performance of officers and employees and determines compensation and benefits programs and adjustments. The Committee met four times in fiscal 2000.

     The Audit Committee of the Company consists of Directors David S. Clay, Gary L. Evans and David Van Engelenhoven. This Committee meets on a quarterly basis with the internal auditor to review audit programs and the results of audits of specific areas as well as other regulatory compliance issues. The Audit Committee met five times in fiscal 2000.

Ownership Reports by Officers and Directors

     The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act"). The officers and directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") disclosing changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement of the failure of an officer, director or 10% beneficial owner of the Company's Common Stock to file a Form 3, 4 or 5 on a timely basis. Based on the Company's review of such ownership reports, with the exception of shares sold by Dr. Nancy A. Boysen and her spouse, through their individual retirement accounts, which were not timely reported on Form 4 but were subsequently reported on Form 5, no officer, director or 10% beneficial owner of the Company failed to file such ownership reports on a timely basis for the fiscal year ended June 30, 2000.

Directors' Compensation

     Outside members of the Board of Directors of First Federal received fees of $600 for each meeting attended in fiscal 2000. Outside members of Board committees were paid $200 for each committee meeting attended during fiscal 2000. During the fiscal year ended June 30, 2000, First Federal paid a total of $54,800 in directors' and committee fees, which amounts include fees deferred at the election of directors pursuant to the Deferred Compensation Plan for Directors. See "Benefits--Deferred Compensation Plan for Directors."

     In addition to the foregoing fees, First Federal pays annual retainer fees of $5,000 for each outside director. Such retainer fees are paid on a quarterly basis.

     No separate compensation was paid to directors for service on the Board of Directors or Board Committees of the Company.

Benefits

     Insurance. Regular full-time and regular part-time employees scheduled to work a minimum of 17.5 hours per week may elect to be covered by First Federal's group health insurance plan, which, if elected, becomes effective the first day of the month following hire. The health insurance includes vision coverage and prescription drug coverage. A portion of the premium is paid by First Federal, with regular full-time employees currently paying either $80.50 or $69.38 monthly for single coverage, and either $211.18 or $203.22 monthly for family coverage. Two different plans with different deductibles are offered. Dental insurance is offered at the employee's option and expense. Regular full-time employees also are covered by a term life insurance policy equal to their annual base salary as of January 1st of each year and a long-term disability insurance policy, all provided at no cost to the employee, effective the first day of the month following 90 days of full-time employment. Dependent and supplemental employee life insurance is also available.

     Pension Plan. First Federal enrolls all regular full-time employees who have attained the age of 21 and completed one year of service of 1000 hours or more with First Federal, in a defined benefit non-contributory pension plan. The pension plan provides for monthly payments to or on behalf of each covered employee upon the employee's retirement. These payments are calculated in accordance with a formula based on the employee's "average annual compensation," which is defined as the highest average of total compensation for five consecutive calendar years of employment.

     The formula for determining normal retirement allowance is: 1.5%* X years of benefit service X high 5 average salary = regular annual allowance.

     Under the plan, the Bank makes an annual contribution for the benefit of eligible employees computed on an actuarial basis. Employee benefits under the plan vest as designated in the schedule below:

       Completed Years                                          Vested
        of Employment                                         Percentages
       ---------------                                        -----------
       Fewer than 5 ......................................         0%
       5 or more..........................................       100%

     The following table illustrates regular annual allowance amounts at age 65 under the regular retirement benefit plan provisions available at various levels of compensation and years of benefit service (figured on the formula shown above):

                                                    Years of Benefit Service
                        -------------------------------------------------------------------------------
Average Salary              10               15                20               25                30
--------------          ----------       ----------        ----------       ----------        ----------
 $   20,000              $  3,000         $   4,500         $  6,000         $   7,500         $  9,000
 $   30,000              $  4,500         $   6,750         $  9,000         $  11,250         $ 13,500
 $   50,000              $  7,500         $  11,250         $ 15,000         $  18,750         $ 22,500
 $   75,000              $ 11,250         $  16,875         $ 22,500         $  28,125         $ 33,750
 $  100,000              $ 15,000         $  22,500         $ 30,000         $  37,500         $ 45,000
 $  150,000              $ 22,500         $  33,750         $ 45,000         $  56,250         $ 67,500

     As of June 30, 2000, Mr. Backhaus had 29 years of benefit service, Mr. Cleghorn had 24 years of benefit service, and Mr. Opsal had 24 years of benefit service under the pension plan.

     Employee Stock Ownership Plan and Trust. The Bank has established the Employee Stock Ownership Plan (the "ESOP") for eligible employees. The ESOP is a tax-qualified plan subject to the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA") and the Internal Revenue Code of 1986, as amended (the "Code"). Employees with a 12-month period of employment with the Bank during which they worked at least 1,000 hours and who have attained age 21 are eligible to participate. Shares purchased by the ESOP are held in a suspense account for allocation among participants.

     Contributions to the ESOP and shares released from the suspense account are allocated among participants on the basis of compensation in the year of allocation, up to an annual adjusted maximum level of compensation. Benefits generally become 100% vested after five years of credited service. Participants were credited for years of service with the Bank prior to the effective date of the ESOP. Forfeitures are reallocated among remaining participating employees in the same proportion as contributions. Benefits may be payable upon death, retirement, early retirement, disability, or separation from service. The Bank's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

     In connection with the establishment of the ESOP, a committee of the Board of Directors was appointed to administer the ESOP. The committee may instruct the trustee of the ESOP regarding investment of funds contributed to the ESOP. The ESOP trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Under the ESOP, unallocated shares and shares held in the suspense account will be

--------
*  2% on all accrued benefits through September 1, 1996.

voted in a manner calculated to most accurately reflect the instructions the ESOP trustee has received from participants regarding allocated stock, subject to and in accordance with the fiduciary duties under ERISA owed by the trustee to the ESOP participants.

     Stock Option Plans. In 1992, the Board of Directors of the Bank adopted the First Federal Savings Bank of Siouxland 1992 Incentive Stock Option Plan (the "1992 Stock Option Plan") and the 1992 Stock Option Plan for Outside Directors (the "Directors' Plan"). All officers and employees of the Company, the Bank and its subsidiaries are eligible to participate in the 1992 Stock Option Plan. Only non-employee directors are eligible to participate in the Directors' Plan. In 1999, the Board of Directors of the Company adopted the 1999 Stock Option Plan (the "1999 Stock Option Plan"), which was approved by Company stockholders in October 1999. Officers, employees and non- employee directors of the Company, the Bank and its subsidiaries are all eligible to participate in the 1999 Stock Option Plan.

     Pursuant to the 1992 Stock Option Plan, the Directors' Plan and the 1999 Stock Option Plan, stock options for 164,353, 41,088 and 263,500 shares, respectively, were eligible for issuance to plan participants. As of June 30, 2000, options on 156,510, 34,663, and 247,000 shares, respectively, had been issued to participants pursuant to these plans.

     Pursuant to these option plans, grants may be made of (i) options to purchase Common Stock intended to qualify as incentive stock options under
Section 422 of the Code, (ii) options that do not so qualify ("non-qualified options"), and (iii) re-load options, dividend equivalent rights and "Limited Rights" (described below) that are exercisable only upon a change in control of the Company. Incentive stock options may only be granted to employees of the Company, the Bank or an affiliate of the Company or the Bank. Non-employee directors may be granted non- qualified stock options.

     The grant of awards under the 1992 Stock Option Plan and the 1999 Stock Option Plan is determined by a committee of the Board of Directors consisting of the three outside directors serving on the Compensation and Benefits Committee. With respect to the Directors' Plan, all options were granted at the time of the implementation of the plan. Each then director was granted non-qualified options to purchase 3,903 shares and the Chairman of the Board received options for an additional 3,903 shares of common stock. The Directors' Plan further provides that each new director shall be granted options to purchase 500 shares to the extent options remain available in, or are returned to, the Directors' Plan.

         The following table shows the number of shares of common stock underlying unexercised options and the unrealized value of such options at June 30, 2000 pursuant to each of the stock option plans.

----------------------------------------------------------------------------------------------------------------------------
                                                                           Aggregate Unrealized Value of
                              # of Unexercised Options Granted to                    Options(1)
                         ------------------------------------------  -----------------------------------------
                                                                                                                  Weighted
                                                        Employees                                   Employees     Average
                              Non-                      (Excluding        Non-                     (Excluding     Exercise
                            employee     Executive      Executive       employee      Executive     Executive     Price of
          Plan             Directors      Officers      Officers)      Directors      Officers      Officers)     Options
----------------------   -------------  -----------   -------------  ------------   -------------  -----------  ------------
1992 Stock Option Plan        --           18,334         14,660           --        $ (25,634)    $  42,055       $7.38
1999 Stock Option Plan      40,000        105,000        102,000       $(55,000)     $(144,375)    $(129,312)      $9.21
Directors' Plan              4,726          --              --           $8,512           --            --         $6.07
----------------------------------------------------------------------------------------------------------------------------

(1) Based on trading price of Company common stock ($7.875) at close of trading on June 30, 2000.

     In granting options to plan participants, the Compensation and Benefits Committee considers, among other things, position and years of service, and the value of the individual's services to the Company and the Bank. The 1992 Stock Option Plan and the 1999 Stock Option Plan have reserved 15,420 and 16,500 shares of Common Stock, respectively, for future grant pursuant to such plans. Options are exercisable on a cumulative basis in equal installments at a rate of 20% per year commencing one year from the date of grant; provided, however, that all options are 100% exercisable in the event the optionee terminates his employment due to death or disability. In addition, options under the 1992 Stock Option Plan also are 100% exercisable in the event the optionee terminates his employment due to retirement or in the event of a change-in-control of the Company or the Bank. The exercise price may be paid in cash or Common Stock. Under the plans, the Company may issue replacement options in exchange for previously granted non-statutory options at exercise prices that may be less than the previous exercise price, but may not be less than 85% of the fair market value of the Common Stock on the date such replacement options are granted.

     The term of stock options generally does not exceed 10 years from the date of grant. No incentive stock option granted in connection with the plans is exercisable more than three months after the date on which the optionee ceases to perform services for the Bank or the Company, except that, in the case of the 1992 Stock Option Plan, incentive stock options may be exercised for up to one year in the event of death, disability, retirement or a change-in- control of the Company, and in the case of the 1999 Stock Option Plan, incentive stock options may be exercised for up to five years in the event of death or disability. However, if an optionee ceases to perform services for the Bank or the Company due to retirement or following a change in control, any incentive stock options exercised more than three months following the date the optionee ceases to perform services shall be treated as a non-statutory stock option as described above. Options granted under the Directors' Plan expire upon the earlier of 10 years following the date of grant or one year following the date the optionee ceases to be a director.

     Pursuant to the 1992 Stock Option Plan and the 1999 Stock Option Plan, the Compensation and Benefits Committee may grant Limited Rights to employees simultaneously with the grant of any option. A Limited Right gives the option holder the right, upon a change in control of the Company or the Bank, to receive the excess of the market value of the shares represented by the Limited Rights on the date exercised over the exercise price. Limited Rights generally will be subject to the same terms and conditions and exercisable to the same extent as stock options, as described above. Payment upon exercise of a Limited Right will be in cash, or in the event of a change in control in which pooling accounting treatment is a condition to the transaction, for shares of stock of the Company, or in the event of a merger transaction, for shares of the acquiring corporation or its parent, as applicable. Limited Rights may be granted at the time of, and must be related to, the grant of a stock option. The exercise of one will reduce to that extent the number of shares represented by the other. If a Limited Right is granted with and related to an incentive stock option, the Limited Right must satisfy all the restrictions and limitations to which the related incentive stock option is subject.

     The 1999 Stock Option Plan provides for dividend equivalent rights, which may also be granted at the time of the grant of a stock option. Dividend equivalent rights entitle the option holder to receive an amount of cash at the time that certain extraordinary dividends are declared equal to the amount of the extraordinary dividend multiplied by the number of options that the person holds. For these purposes, an extraordinary dividend is defined under the plans as any dividend paid on shares of Common Stock where the rate of dividend exceeds the Bank's weighted average cost of funds on interest-bearing liabilities for the current and preceding three quarters.

     The 1999 Stock Option Plan also provides for reload options, which may also be granted at the time of the grant of a stock option. Reload options entitle the option holder, who has delivered shares that he or she owns as payment of the exercise price for option stock, to a new option to acquire additional shares equal in amount to the shares he or she has traded in. Reload options may also be granted to replace option shares retained by the employer for payment of the option holder's withholding tax. The option price at which additional shares of stock can be purchased by the option holder through the exercise of a reload option is equal to the market value of the previously owned stock at the time it was surrendered to the employer. The option period during which the reload option may be exercised expires at the same time as that of the original option that the holder has exercised.

     Shares as to which awards may be granted under the plans, and shares then subject to awards, will be adjusted by the Compensation and Benefits Committee in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares or other change in the corporate structure of the Company without receipt of payment or consideration by the Company.

     An optionee will not be deemed to have received taxable income upon grant or exercise of any incentive stock option, provided that such shares are not disposed of by the optionee for at least one year after the date of exercise and two years after the date of grant. No compensation deduction may be taken by the Company as a result of the grant or exercise of incentive stock options. In the case of a non-qualified stock option, an optionee will be deemed to receive ordinary income upon exercise of the stock option in an amount equal to the amount by which the exercise price is exceeded by the fair market value of the Common Stock purchased by exercising the option on the date of exercise. The amount of any ordinary income deemed to be received by an optionee upon the exercise of a non-qualified stock option or due to a disposition of Common Stock acquired upon the exercise of an incentive stock option prior to the expiration of two years from the date the incentive option was granted or one year from the date the Common Stock was so acquired will be a deductible expense for tax purposes for the Company. In the case of limited rights, upon exercise, the option holder would have to include the amount paid to him or her upon exercise in his or her gross income for federal income tax purposes in the year in which the payment is made and the Company would be entitled to a deduction for Federal income tax purposes of the amount paid.

     Shares issued upon the exercise of a stock option may be either authorized but unissued shares, reacquired shares held by the Company as treasury stock, or shares purchased by the respective option plan. Any shares subject to an award that expires or is terminated unexercised will again be available for issuance under the respective plan. Generally, in the discretion of the Compensation and Benefits Committee, all or any non-qualified stock options granted under a stock option plan may be transferrable by the participant but only to the persons or classes of persons determined by the Committee. No other award or any other right or interest therein is assignable or transferrable except under limited exceptions set forth in the option plan.

=========================================================================================================================
                                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                              FISCAL YEAR-END OPTION VALUES
=========================================================================================================================
                                                                     Number of Unexercised      Value of Unexercised In-
                                                                           Options at             The-Money Options at
                                                                        Fiscal Year-End             Fiscal Year-End
                              Shares Acquired         Value        --------------------------  --------------------------
           Name                Upon Exercise        Realized       Exercisable/Unexercisable   Exercisable/Unexercisable
---------------------------  -----------------  -----------------  --------------------------  --------------------------
Barry E. Backhaus                  7,400             $43,450              7,388/40,000               $35,529 / N/A
Jon G. Cleghorn                    4,360             $25,600              4,357/25,000               $20,952 / N/A
=========================================================================================================================

     Recognition and Retention Plans. The Bank established in 1992 the First Federal Savings Bank of Siouxland Recognition and Retention Plan and Trust (the "1992 Recognition Plan"). In connection with the formation of the Company, shares of common stock of the Bank issued or issuable under the Recognition Plan were converted into shares of Company Common Stock. The Bank contributed funds to the Recognition Plan to enable the Recognition Plan to acquire in the aggregate 61,633 shares of Common Stock (as adjusted for stock distributions and the Conversion). In 1999, the Company established the 1999 Recognition and Retention Plan (the "1999 Recognition Plan"), which was approved by the Company stockholders in October 1999. The Bank provided sufficient funds for the 1999 Recognition Plan to acquire 79,050 authorized-but-unissued shares of Common Stock of the Company.

     The officers and key employees of the Company and the Bank are eligible to participate in the 1992 Recognition Plan. Key employees and outside directors of the Company and the Bank are eligible to participate in the 1999 Recognition Plan. Both plans are intended to provide plan participants with a proprietary interest in the

Company in a manner designed to encourage such persons to remain with these entities and to provide further incentives to achieve corporate objectives.

     The non-employee directors of the Company's Compensation and Benefits Committee administer the plans and make awards under the plans. Awards are granted in the form of shares of Common Stock held by the plan. Awards are nontransferable and nonassignable and the shares awarded are earned (i.e., become vested) at a rate of 20% per year commencing one year from the date of the award. The Committee members may provide for a less or more rapid earnings rate with respect to awards granted under the plan. Awards become fully vested upon termination of employment due to death or disability. In addition, pursuant to the 1992 Recognition Plan, awards become fully vested following a termination of employment in connection with normal retirement or a change in the control of the Company. In all other cases where an officer terminates employment with the Company or the Bank prior to normal retirement, the officer's nonvested awards will be forfeited.

     When shares become vested, the participants will recognize income equal to the fair market value of the Common Stock at that time. The amount of income recognized by a participant will be a deductible expense for federal income tax purposes for the Company. Under the 1992 Recognition Plan, earned shares are distributed to participants as soon as practicable following the day on which they are earned. When shares become vested and are actually distributed, participants will also receive amounts equal to any accrued dividends (and interest thereon) with respect thereto. Prior to vesting, recipients of awards under the Recognition Plan may direct the voting of the shares allocated to them.

     Under the 1999 Recognition Plan, unvested shares are held by the Company in escrow. Dividends on unvested shares are distributed to participants when paid. In addition, participants have the right to vote the shares awarded to them, whether or not vested.

     Restricted stock awarded under these plans will be adjusted by the Committee in the event of a reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or other change in corporate structure.

     Deferred Compensation Plan for Directors. In March 1995, the Board of Directors of the Bank adopted a Deferred Compensation Plan for Directors (the "Deferred Plan"), which became effective on January 1, 1995. Pursuant to the Deferred Plan, directors of the Bank may elect to defer all or one-half of their fees received for service on the Board of Directors and on committees of the Board of Directors. The Bank shall credit to a special memorandum account the amounts of any such deferred fees as of the last day of each month. Interest will be paid on such amounts at a rate equal to the average weighted cost of certificates of deposit of the Bank for the previous month. Deferred fees will be paid out upon the death, disability or termination of a director as a director of the Bank. At the election of the director, the distribution may be paid out in a lump sum or in equal monthly installments over a period of ten years, or such shorter period as shall be approved by the Board of Directors.

     Discretionary Profit-Sharing Bonus Plan. In December 1994, the Board of Directors of the Bank established the Bank's Performance Pay Plan pursuant to which substantially all employees of the Bank are eligible for cash payments. In April 1997, the plan was changed to the Bank's Incentive Pay Plan. In January 1999, the plan was changed to a Discretionary Profit-Sharing Bonus Plan with payouts made annually to employees. The total amount available to be disbursed to employees is based upon the profits of the Bank and is calculated using a formula based upon the Bank's return on average assets. The amount each employee can receive is calculated as a percentage of his base salary, with 15% of the eligible amount based upon the employee's tenure and 85% based upon his individual performance as evaluated upon a variety of performance factors. Employees in sales positions participate in the Plan on a limited basis since they also have the opportunity to earn additional income through commissions. Executive management received incentive payouts equal to 25% of the amount available for all employees, distributed based upon compensation.

Certain Transactions with the Bank

     The Financial Institutions Reform, Recovery and Enforcement Act of 1989 requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, regulations now permit executive officers and directors to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors. All loans made by First Federal to its officers, directors, and executive officers were made in the ordinary course of business, were made on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

     As of June 30, 2000, the aggregate principal balance of loans outstanding for all Company executive officers and directors, and family members was $807,501.

Executive Compensation

     The following table sets forth for the fiscal years ended June 30, 2000, 1999, and 1998, certain information as to the total remuneration paid by the Bank to the Chief Executive Officer of the Bank and the Company, and each of the other executive officers of the Company who received salary and bonuses that in the aggregate exceeded $100,000 for fiscal year 2000.

===============================================================================================================================
                                        Annual Compensation (1)                  Long-Term Compensation
                                ----------------------------------------  ------------------------------------
                                                                                  Awards             Payouts
                                                                          -----------------------  -----------
                       Year                                   Other                                                   All
                       Ended                                 Annual       Restricted    Options/                     Other
      Name and         June                    Bonus      Compensation       Stock        SARS        LTIP       Compensation
 principal position     30,       Salary        (3)            (2)          Awards        (#)        Payouts          (4)
==================== =========  ===========  ==========  ===============  ===========  ==========  ===========  ===============
Barry E. Backhaus,     2000        $200,000     $42,277           $ ----     $148,000      40,000        $----           $ ----
President and Chief    1999         192,500        ----             ----         ----        ----         ----             ----
Executive Officer      1998         180,000      11,100             ----         ----        ----         ----             ----
-------------------- ---------  -----------  ----------  ---------------  -----------  ----------  -----------  ---------------
Jon G. Cleghorn,       2000        $127,000     $30,573           $ ----     $111,000      25,000        $----           $ ----
Executive Vice         1999         122,500        ----             ----         ----        ----         ----             ----
President and Chief    1998         113,250       3,540             ----         ----        ----         ----             ----
Operating Officer
-------------------- ---------  -----------  ----------  ---------------  -----------  ----------  -----------  ---------------
Steven L. Opsal,       2000        $115,000     $27,855           $ ----      $92,500      25,000        $----           $ ----
Executive Vice         1999         112,500       2,539             ----         ----        ----         ----          246,282
President
-------------------- ---------  -----------  ----------  ---------------  -----------  ----------  -----------  ---------------
Sandra H. Sabel,       2000        $ 83,000     $20,302           $ ----      $74,000      15,000        $----           $ ----
Senior Vice            1999          78,833        ----             ----         ----        ----         ----             ----
President              1998          71,500       2,225             ----         ----        ----         ----             ----
===============================================================================================================================

---------------------------
(1) The Company does not maintain a deferred compensation plan for employees. Does not include benefits pursuant to the Bank's Pension Plan. See "Benefits."

(2) The Company also provides certain members of senior management with the use of an automobile, membership dues and other personal benefits. The aggregate amount of such other benefits provided to each of the named executive officers did not exceed the lesser of $50,000 or 10% of his cash compensation.

                                             ----------------------------------
                                             (footnotes continued on next page)

(3) Represents payout to the executive officer pursuant to the Bank's Discretionary Profit-Sharing Bonus Plan (See "Benefits--Discretionary Profit- Sharing Bonus Plan"), as well as $18,000, $15,240, $13,800 and
     $10,080 paid to Messrs. Backhaus, Cleghorn, Opsal and Ms. Sabel, respectively, pursuant to the Company's executive cash bonus plan tied to Company earnings per share targets, which plan was newly instituted in fiscal 2000.

(4) Represents cash realized upon the exercise of stock appreciation rights granted to Mr. Opsal in fiscal 1998 in connection with the Company's acquisition of GFS Bancorp, where Mr. Opsal served as President and Chief Executive Officer.

Employment Agreements

     The continued success of First Federal depends to a significant degree on the skills and competence of its officers. First Federal has entered into employment agreements with certain of its executive officers, including Barry E. Backhaus, President and Chief Executive Officer; Jon G. Cleghorn, Executive Vice President and Chief Operating Officer; Steven L. Opsal, Executive Vice President; and Sandra H. Sabel, Senior Vice President. The employment agreements are intended to assist First Federal in maintaining a stable and competent management base by enabling First Federal to offer protections to designated employees in the event of termination without cause in connection with a change in control, as defined in the employment agreements.

     The employment agreement for each executive officer has a term of 36 months. On each anniversary date, the agreement may be extended for an additional 12 months, so that the remaining term shall be 36 months. If the agreement is not renewed, the agreement will expire 24 months following the anniversary date. Under the agreement, the current Base Salary for Mr. Backhaus (as defined in the agreement) is $200,000; for Mr. Cleghorn - $127,000; for Mr. Opsal - $115,000; and for Mrs. Sabel - $84,000. The Base Salary may be increased but not decreased. In addition to the Base Salary, the agreement provides for, among other things, participation in retirement plans and other employee and fringe benefits applicable to executive personnel. The agreement provides for termination by the Bank for cause at any time. In the event the Bank terminates the executive's employment for reasons other than disability, retirement, or for cause, or in the event of the executive's resignation from the Bank (such resignation to occur within the period or periods set forth in the employment agreement) upon (i) failure to re-elect the executive to his or her current offices, (ii) a material change in the executive's functions, duties or responsibilities, or relocation of his or her principal place of employment by more than 30 miles (with respect to Mr. Opsal, this restriction applies only through September 1, 2001), (iii) liquidation or dissolution of the Bank or the Company, (iv) a breach of the agreement by the Bank, or (v) following a change in control of the Bank or the Company, the executive or, in the event of death, his or her beneficiary would be entitled to a cash severance payment equal to 299% of the average of the last five years' compensation. Messrs. Backhaus, Cleghorn and Opsal, and Mrs. Sabel would receive an aggregate of $598,000, $379,730, $343,850 and $251,160, respectively, pursuant to the respective employment agreement upon a change in control of the Bank or the Company, based upon current level of compensation. The Bank would also continue the executive's life, health, dental and disability coverage for 36 months from the date of termination. In the event the payments to the executive would include an "excess parachute payment" as defined by the Internal Revenue Code of 1986, as amended (relating to payments made in connection with a change in control), the payments would be reduced in order to avoid having an excess parachute payment.

     Under the agreement, the executive's employment may be terminated upon retirement in accordance with any retirement policy established on behalf of the executive and with his or her consent. Upon the executive's retirement, he or she will be entitled to all benefits available to him or her under any retirement or other benefit plan maintained by the Bank. In the event of the executive's disability for a period of six months, the Bank may terminate the agreement provided that the Bank will be obligated to pay Base Salary for the remaining term of the agreement or one year, whichever is longer, reduced by any benefits paid to the executive pursuant to any disability insurance policy or similar arrangement maintained by the Bank. In the event of the executive's death, the Bank will pay Base Salary to named beneficiaries for one year following death, and will also continue medical, dental, and other benefits to his or her family for one year. The employment agreement provides that, following termination of employment, the executive will not compete with the Bank for a period of one year.

Compensation Committee Interlocks and Insider Participation

     The Compensation and Benefits Committee, consisting of Directors Barry E. Backhaus, Dr. Nancy A. Boysen, Allen J. Johnson and Steven L. Opsal, meets periodically to review the performance of officers and employees and determines compensation and benefits programs and adjustments. Mr. Backhaus also serves as

Chairman of the Board and as President and Chief Executive Officer of the Company and the Bank and Mr. Opsal also serves as Executive Vice President of the Company and the Bank.

Report of the Compensation Committee on Executive Compensation

     The Compensation and Benefits Committee each December reviews the performance of senior management, including the Chief Executive Officer of the Company and the Bank, and approves changes to base compensation, bonuses and benefits for senior management. The Committee uses a peer comparison employing at least two published compensation surveys in determining the salary, bonuses and benefits of senior management.

     While the Committee weighs a variety of different factors in its deliberations, it has emphasized and will continue to emphasize earnings, profitability and return on average assets as factors in setting the compensation of the Chief Executive Officer. In fiscal year 2000, in an effort to tie compensation more directly to earnings performance, the Committee instituted a bonus plan for the Company's executive officers, including its Chief Executive Officer, in which a cash bonus ranging from 3% to 12% of base salary would be paid on a sliding scale corresponding to the attainment of earnings per share targets. Other non-quantitative factors considered by the Committee in fiscal 2000 included general management oversight of the Bank, the quality of communication with the Board of Directors, and the productivity of employees. Finally, the Committee considered the standing of the Bank with customers and the community, as evidenced by the level of customer/community complaints and compliments. While each of the quantitative and non-quantitative factors described above was considered by the Committee, such factors were not assigned a specific weighting in evaluating the performance of the Chief Executive Officer.

     After evaluating the foregoing factors, and in light of the newly initiated cash bonus program tied to earnings per share targets, the Committee made no change in the base salary of the Chief Executive Officer for calendar year 2000. Pursuant to the cash bonus program, the Committee awarded a cash bonus of $18,000 to the Chief Executive Officer in fiscal 2000, based on the Company's attainment of earnings per share targets for fiscal 2000.

     This report has been provided by the Compensation and Benefits Committee.

           Barry E. Backhaus                  Allen J. Johnson
           Dr. Nancy A. Boysen                Steven L. Opsal

Stock Performance Graph

     Set forth below is a stock performance graph comparing the yearly cumulative total return on the Company's Common Stock with (a) the yearly cumulative total return on stocks included in the Nasdaq National Market Index, and (b) the yearly cumulative total return on stocks included in the SNL Bank Index. The cumulative total return on the Company's common stock was computed assuming the reinvestment of dividends at the frequency rate with which dividends were paid during the period shown, and reflects the exchange of
1.64696 shares of Company Common Stock for each share of Bank common stock in April 1999. The information presented below is for the period beginning June 30, 1995 and ending on June 30, 2000.

     There can be no assurance that the Company's stock performance will continue in the future with the same or similar trend depicted in the graph. The Company will not make or endorse any predictions as to future stock performance.


                        [Performance Graph Appears Here]

------------------------------------------------------------------------------------------------------------------------------
                                   6/30/95        6/30/96        6/30/97          6/30/98         6/30/99          6/30/00
------------------------------- -------------  -------------- --------------  --------------- ---------------- ---------------
First Federal Bankshares, Inc.     100.00          129.15         209.75          322.69           145.30          123.04
Nasdaq National Market             100.00          127.01         154.55          202.99           287.87          425.04
SNL Bank Index                     100.00          131.18         194.57          267.19           279.80          226.15
------------------------------------------------------------------------------------------------------------------------------

                    PROPOSAL II - RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

     The Company's independent auditors for the fiscal year ended June 30, 2000 were KPMG LLP. The Company's Board of Directors has reappointed KPMG LLP to continue as independent auditors for the Company for the fiscal year ending June 30, 2001, subject to ratification of such appointment by the stockholders. Representatives of KPMG LLP are expected to attend the Meeting. They will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2001.

                              STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for the next annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the Company's office located at 329 Pierce Street, Sioux City, Iowa 51101 no later than May 28, 2001. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

     Under the Company's Bylaws, certain procedures are provided which a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, or to bring a proper subject of business before the meeting, must do so by a written notice timely received (generally not later than 90 days in advance of such meeting, subject to certain exceptions) by the Secretary of the Company. The notice must include certain information as specified in the Company's bylaws.

                                  OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

     The cost of  solicitation  of  proxies  will be borne by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company and the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2000, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO SUZETTE F. HOEVET, SECRETARY, FIRST FEDERAL BANKSHARES, INC., 329 PIERCE STREET, SIOUX CITY, IOWA 51101 OR CALL
(712) 277- 0200.




Sioux City, Iowa
September 25, 2000

                                 REVOCABLE PROXY

                         FIRST FEDERAL BANKSHARES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                October 26, 2000

     The undersigned hereby appoints the official proxy committee consisting of the six members of the Board of Directors of First Federal Bankshares, Inc. (the "Company") who are not named as nominees below, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company that the undersigned is entitled to vote at the 2000 Annual Meeting of Stockholders ("Meeting") to be held at the Marina Inn, 4th & B Streets, South Sioux City, Nebraska, at 9:00 a.m., (Iowa time) on October 26, 2000. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

1. The election as directors of all nominees listed below (except as marked to the contrary below) for the respective terms specified in the proxy statement:

                             FOR             AGAINST
                             [_]               [_]


     Steven L. Opsal
     Jon G. Cleghorn
     David Van Engelenhoven
     Dr. Nancy A. Boysen



     INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the lines below.

     __________________________________________________________________________

     __________________________________________________________________________

     __________________________________________________________________________


2. The ratification of the appointment of KPMG LLP as auditors for the fiscal year ending June 30, 2001.


          FOR                   AGAINST                 ABSTAIN
          [_]                     [_]                     [_]



The Board of Directors recommends a vote "FOR" each of the listed proposals.


--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later dated proxy statement prior to a vote being taken on a particular proposal at the Meeting.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Meeting, a proxy statement dated September 25, 2000, and audited financial statements.



Dated: _________________, 2000      [_]  Check Box if You Plan to Attend Meeting



-------------------------------     --------------------------------------------
PRINT NAME OF STOCKHOLDER           PRINT NAME OF STOCKHOLDER


-------------------------------     --------------------------------------------
SIGNATURE OF STOCKHOLDER            SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


--------------------------------------------------------------------------------
           Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.
--------------------------------------------------------------------------------